Exhibit 10.2

FIRST AMENDMENT TO AIRCRAFT REIMBURSEMENT AGREEMENT

This FIRST AMENDMENT TO AIRCRAFT REIMBURSEMENT AGREEMENT (this “First Amendment”) is dated to be effective as of the 1st day of January, 2012, and entered into by and between TitleMax of Georgia, Inc., a Georgia corporation (“TitleMax”) and Title Max Aviation, a Delaware corporation (“Aviation”).

WHEREAS, TitleMax and Aviation entered into that certain Aircraft Reimbursement Agreement dated January 1, 2011 (the “Agreement”) related to reimbursement of aircraft expenses;

WHEREAS, TitleMax and Aviation desire to amend the Agreement as more specifically set forth below:

NOW THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.              Renewal.  The Agreement shall be renewed for additional two (2) years, and accordingly shall expire on December 31, 2013.

2.              Except as amended and modified herein, all other terms and conditions of the Agreement are incorporated and fully made a part hereof by this reference and will continue in full force and effect.  Should any ambiguities or conflicts arise between this First Amendment and the Agreement, the terms and provisions of this First Amendment shall control.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Aircraft Reimbursement Agreement in multiple counterparts, each considered an original document, as of the day and year first above written.

TITLEMAX OF GEORGIA, INC.,
a Georgia corporation

By:	/s/ Tracy Young
Tracy Young, CEO

TITLE MAX AVIATION, INC.,
a Delaware corporation

By:	/s/ Tracy Young
TMX Finance Holdings, Inc.,
a Delaware corporation,
Its sole shareholder

	By:	/s/ Tracy Young
Tracy Young, President